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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                _______________

                      Date of Report:  September 13, 1996
              Date of Earliest Event Reported:  September 10, 1996

                                 PANENERGY CORP
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)
                                     1-8157
                            (Commission File Number)
                                   74-2150460
                    (I.R.S. Employer Identification Number)

                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas  77251-1642
          (Address, including zip code, of principal executive office)

                               _________________


              Registrant's telephone number, including area code:

                                 (713) 627-5400
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Item 5.  Other Events.

         On September 10, 1996, PanEnergy Corp entered into an underwriting agreement for the public offering of $100 million principal amount of its 7 3/8% Notes Due September 15, 2003. Closing of the transaction is expected to take place on September 16, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         1       Underwriting Agreement and Terms Agreement between PanEnergy
         Corp and J.P. Morgan Securities Inc., NationsBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc., dated September 10, 1996.

         4       Resolutions of the Pricing Committee of the Board of Directors
         of PanEnergy Corp, adopted on September 10, 1996, establishing the terms of the Notes and incorporating the form of the Note.

         5       Opinion of Sullivan & Cromwell regarding legality of the
         Notes, dated September 11, 1996.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PANENERGY CORP


                                        By:   /s/ Paul F. Ferguson, Jr.
                                           ------------------------------------
                                           Paul F. Ferguson, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer



Date:  September 13, 1996





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                                EXHIBIT INDEX

         1       Underwriting Agreement and Terms Agreement between PanEnergy
         Corp and J.P. Morgan Securities Inc., NationsBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc., dated September 10, 1996.

         4       Resolutions of the Pricing Committee of the Board of Directors
         of PanEnergy Corp, adopted on September 10, 1996, establishing the terms of the Notes and incorporating the form of the Note.

         5       Opinion of Sullivan & Cromwell regarding legality of the
         Notes, dated September 11, 1996.